UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2023

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	001-39973	20-3537265
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

235 Lincoln Rd., Suite 210, Miami Beach, Florida 33139

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 611-3622

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CUEN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	CUENW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Arik Maimon

On August 21, 2023, the Company entered into an employment agreement with Arik Maimon pursuant to which Mr. Maimon agreed to serve as Executive Chairman and Chief Executive Officer of the Company (the “Maimon Employment Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Maimon Employment Agreement”). The following description of the Maimon Employment Agreement is qualified in its entirety by reference to the full text of the Maimon Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Term: Five years (the “Term”), subject to the early termination provisions of the Maimon Employment Agreement, commencing August 21, 2023 (the “Effective Date”).

Early Termination: Upon Mr. Maimon’s death, or by the Company for Cause, Mr. Maimon’s adjudicated incompetency or adjudicated bankruptcy, the date upon which the Company gives Mr. Maimon notice of termination on account of Disability, and by Mr. Maimon in the event of an Adverse Change in Executive’s Employment Circumstances.

Base Salary: Pursuant to the terms of the Maimon Employment Agreement, Mr. Maimon will receive an annual base salary of two hundred ninety-five thousand dollars ($295,000) per year, subject to increase by the Company’s by Board of Directors upon the recommendation of the Compensation Committee of the Company’s Board of Directors.

Discretionary Annual Performance-Based Bonus: Mr. Maimon is eligible to receive a discretionary annual performance-based payment of up to one hundred percent (100%) of his base salary, which performance-based payment shall be determined by the Compensation Committee of the Board of Directors based on the Company’s performance as compared to the goals established by the Compensation Committee and the Company’s management, including the Annual Budget (as defined in the Maimon Employment Agreement, in consultation with Mr. Maimon At the discretion of the Compensation Committee, this review may be performed each fiscal quarter but not less than semi-annually, and the Performance-Based Bonus awarded, if any, may be paid accordingly. The Performance-Based Bonus shall be prorated for any partial fiscal year in which the Executive was employed by the Company. Executive shall not be entitled to receive any portion of the Annual Incentive Bonus for any year in which his employment is terminated for Cause. Pursuant to the terms of the Maimon Employment Agreement, The Bonus shall be prorated, based on each fiscal quarter of employment, for any partial fiscal year. Notwithstanding the limitation on the payment in cash of the Performance-Based Bonus, the Compensation Committee based upon certain criteria specified in the Maimon Employment Agreement may at its discretion award Mr. Maimon stock or stock options as an additional Performance-Based Bonus in addition to the cash component but only an annual basis and only for fiscal years in which the Company’s financial results substantially exceed the Annual Budget.

Stock Compensation: Mr. Maimon is entitled to receive as compensation for past services to and to ensure his future services to the Company, subject to shareholder approval, 131,866 shares of the Company’s common stock to increase his ownership interest in the Company to ten percent (10.0%) calculated on a fully diluted basis, fifty percent (50%) of which shares are to be issued by the Company as soon as practicable after shareholder approval has been obtained, with the remaining fifty percent (50%) of the shares to be issued equally at the end of each of the three calendar years following the Effective Date. The Maimon Employment Agreement provides that if Mr. Maimon’s 10% fully diluted equity interest in the Company is reduced upon issuance by the Company of additional shares, options, or warrants of any kind or nature, the Company shall issue to Mr. Maimon additional shares in number sufficient to preserve and maintain his 10% fully diluted equity interest in the Company, with such shares to be issued under the same terms set forth above.

Automobile Allowance: Mr. Maimon is entitled to a monthly automobile allowance of $2,000.

Company Benefits:  Mr. Maimon is eligible to participate in such benefit plans as are, or from time-to-time may be, provided by the Company for its senior executive officers.

Reimbursement of Business Expenses: The Company will pay or reimburse Mr. Maimon for all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company, provided that any expense in excess of $10,000.00 must be preapproved by the Board and subject to any maximum limit and other restrictions on such expenses set by specified by the Company from time to time.

Restrictive Covenants: Mr. Maimon is subject to certain obligations and restrictive covenants, including, but not limited to: confidentiality, non-competition, non-solicitation, and ownership of works (e.g., inventions and discoveries created or developed during the course of Mr. Maimon’s employment are owned by the Company).

Employment Agreement with Michael De Prado

On August 21, 2023, the Company entered into an employment agreement with Michael De Prado pursuant to which Mr. De Prado agreed to serve as Executive Vice Chairman and President of the Company (the “De Prado Employment Agreement”). Capitalized terms used herein without definition shall have the meanings assigned to them in the De Prado Employment Agreement”). The following description of the De Prado Employment Agreement is qualified in its entirety by reference to the full text of the De Prado Employment Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Term: Five years (the “Term”), subject to the early termination provisions of the De Prado Employment Agreement, commencing August 21, 2023 (the “Effective Date”).

Early Termination: Upon Mr. De Prado’s death, or by the Company for Cause, Mr. De Prado’s adjudicated incompetency or adjudicated bankruptcy, the date upon which the Company gives Mr. De Prado notice of termination on account of Disability, and by Mr. De Prado in the event of an Adverse Change in Executive’s Employment Circumstances.

Base Salary: Pursuant to the terms of the De Prado Employment Agreement, Mr. De Prado will receive an annual base salary of two hundred eighty-five thousand dollars ($285,000) per year, subject to increase by the Company’s by Board of Directors upon the recommendation of the Compensation Committee of the Company’s Board of Directors.

Discretionary Annual Performance Incentive Bonus: Mr. De Prado is eligible to receive a discretionary annual performance-based payment of up to one hundred percent (100%) of his base salary, which performance-based payment shall be determined by the Compensation Committee of the Board of Directors based on the Company’s performance as compared to the goals established by the Compensation Committee and the Company’s management, including the Annual Budget (as defined in the De Prado Employment Agreement, in consultation with Mr. De Prado. At the discretion of the Compensation Committee, this review may be performed each fiscal quarter but not less than semi-annually, and the Performance-Based Bonus awarded, if any, may be paid accordingly. The Performance-Based Bonus shall be prorated for any partial fiscal year in which the Executive was employed by the Company. Executive shall not be entitled to receive any portion of the Annual Incentive Bonus for any year in which his employment is terminated for Cause. Pursuant to the terms of the De Prado Employment Agreement, The Bonus shall be prorated, based on each fiscal quarter of employment, for any partial fiscal year. Notwithstanding the limitation on the payment in cash of the Performance-Based Bonus, the Compensation Committee based upon certain criteria specified in the De Prado Employment Agreement may at its discretion award Mr. De Prado stock or stock options as an additional Performance-Based Bonus in addition to the cash component but only an annual basis and only for fiscal years in which the Company’s financial results substantially exceed the Annual Budget.

Stock Compensation: Mr. De Prado is entitled to receive as compensation for past services to and to ensure his future services to the Company, subject to shareholder approval, 117,214 shares of the Company’s common stock to increase his ownership interest in the Company to seven percent (7.0%) calculated on a fully diluted basis, fifty percent (50%) of which shares are to be issued by the Company as soon as practicable after shareholder approval has been obtained, with the remaining fifty percent (50%) of the shares to be issued equally at the end of each of the three calendar years following the Effective Date. The De Prado Employment Agreement provides that if Mr. De Prado’s 7% fully diluted equity interest in the Company is reduced upon issuance by the Company of additional shares, options, or warrants of any kind or nature, the Company shall issue to Mr. De Prado additional shares in number sufficient to preserve and maintain his 7% fully diluted equity interest in the Company, with such shares to be issued under the same terms set forth above.

Automobile Allowance: Mr. De Prado is entitled to a monthly automobile allowance of $2,000.

Company Benefits:  Mr. De Prado is eligible to participate in such benefit plans as are, or from time-to-time may be, provided by the Company for its senior executive officers.

Reimbursement of Business Expenses: The Company will pay or reimburse Mr. De Prado for all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company, provided that any expense in excess of $10,000.00 must be preapproved by the Board and subject to any maximum limit and other restrictions on such expenses set by specified by the Company from time to time.

Restrictive Covenants: Mr. De Prado is subject to certain obligations and restrictive covenants, including, but not limited to: confidentiality, non-competition, non-solicitation, and ownership of works (e.g., inventions and discoveries created or developed during the course of Mr. De Prado’s employment are owned by the Company).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 21, 2023, by and between Cuentas Inc. and Arik Maimon
10.2	Employment Agreement, dated as of August 21, 2023, by and between Cuentas Inc. and Michael De Prado
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Dated: August 22, 2023	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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